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                 SIDLEY AUSTIN LLP    BEIJING      GENEVA         SAN FRANCISCO
[SIDLEY LOGO]    ONE SOUTH DEARBORN   BRUSSELS     HONG KONG      SHANGHAI
                 CHICAGO, IL 60603    CHICAGO      LONDON         SINGAPORE
                 (312) 853 7000       DALLAS       LOS ANGELES    TOKYO
                 (312) 853 7036 FAX   FRANKFURT    NEW YORK       WASHINGTON, DC

                                      FOUNDED 1866

                                                                    EXHIBIT 5.01

 [FORM OF OPINION]

                                 April 17, 2006

Man Investments (USA) Corp.
      as Managing Member of Man-AHL 130, LLC
123 North Wacker Drive, 28th Floor
Chicago, Illinois 60606

Re: Man-AHL 130, LLC
    Units of Limited Liability Company Interest (the "Units")

Dear Sir or Madam:

We refer to the Amendment No. 3 to the Registration Statement on Form S-1 (the "Registration Statement") filed by Man-AHL 130, LLC, a Delaware limited liability company (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about April 17, 2006, relating to the registration of an offering of two classes of units in the Company (the "Units"), as set forth on the cover page of the Registration Statement and described in the prospectus included therewith (the "Prospectus").

We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Units pursuant to the Prospectus and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

For purposes of rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

            Based on the foregoing, we are of the opinion that:

            1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "Delaware Act").

 Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

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April 17, 2006
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            2. The Company has taken all necessary action required to be taken by it to authorize the issuance and sale of the Units to the members of the Company (the "Members") and to authorize the admission to the Company of the Members as members of the Company.

            3. Assuming (i) the due authorization, execution and delivery to the Managing Member or its delegate of a subscription agreement (the "Subscription Agreement") by each subscriber for Units (the "Subscribers"), (ii) the due acceptance by or on behalf of the Managing Member of each Subscription Agreement and the due acceptance by the Managing Member of the admission of each of the Subscribers as members of the Company, (iii) the payment by each Subscriber of the full consideration due for the Units to which it subscribed, (iv) the due authorization, execution and delivery by all parties thereto, including the Subscribers as Members of the Company, of the Company's Limited Liability Company Agreement (the "Company Agreement"), (v) that the books and records of the Company shall reflect all Members admitted in accordance with Section 18-301 of the Delaware Act, (vi) that the Units are offered and sold as described in the Prospectus and the Company Agreement and (vi) that the Subscribers meet all of the applicable suitability standards set forth in the Prospectus and that the representations and warranties of the Subscribers in their respective Subscription Agreements are true and correct, the Units to be issued to the Subscribers will represent valid and legally issued limited liability company interests in the Company and will be fully paid and non-assessable limited liability company interests in the Company, as to which the Subscribers, as members of the Company, will have no liability in excess of their obligations to make contributions to the Company and their share of the Company's assets and undistributed profits (subject to the obligation of a Member to repay funds wrongfully distributed to such Member by the Company).

This opinion is limited to the Securities Act and the Delaware Act. We express no opinion as to the application of the securities or blue sky laws of the various states (including the State of Delaware) to the sale of the Units.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

Very truly yours,